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                                                                    EXHIBIT 23.2

The Board of Directors
America West Airlines, Inc.:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the headings "Selected Financial Data" and "Experts" in the prospectus.

KPMG LLP

Phoenix, AZ
February 1, 1999